Exhibit 99.1

Didier Teirlinck Appointed to Colfax Board of Directors

ANNAPOLIS JUNCTION, MD – September 19, 2017 – Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced that it has appointed Didier Teirlinck, strategic advisor to the CEO of Ingersoll Rand and formerly the executive vice president of Ingersoll Rand’s Climate segment, to its Board of Directors. This appointment increases the size of Colfax’s Board of Directors to ten members at the present time. In light of this appointment, San Orr, Partner & Chief Operating Officer of BDT Capital Partners, LLC, will retire from the Board effective with the 2018 Annual Meeting.

Mitchell P. Rales, Chairman of the Board of Colfax, said, “We are very pleased to have Didier join our Board. He has extensive global operations experience and has been successful in integrating software solutions into critical and expanding markets such as climate. His addition to the Board will further support Colfax in driving innovation deeper into our businesses. I am confident that his knowledge and experience will assist the Board and the Colfax management team in executing Colfax’s long-term growth plans. Further, we are greatly appreciative of San’s service on our Board and look forward to a continued long term partnership with BDT.”

Mr. Teirlinck announced his future retirement from Ingersoll Rand on September 5, 2017, at which time he was appointed as a strategic advisor to the CEO of Ingersoll Rand until his retirement in 2018. Prior to this announcement, he served since November 2013 as executive vice president for Ingersoll Rand’s Climate segment, overseeing climate businesses around the world and enhancing competitive position and market share. After joining Ingersoll Rand in 2005, Mr. Teirlinck served as president of Climate Control in Europe before becoming President of the global Climate Solutions sector in 2009. Before joining Ingersoll Rand, he was President of Volvo Construction Equipment’s Compact Business Line worldwide and was previously general manager of DANISCO Flexible Group for southern Europe. Mr. Teirlinck holds a Diploma of “Ingénieur Civil des Mines” from Ecole Nationale Supérieure des Mines de Nancy, France. He also received a Diploma of “Docteur-Ingénieur” in Physics & Chemistry of Materials from Universite de Nancy II, and Ph.D. in Metallurgy & Materials Science from McMaster University.

About Colfax Corporation

ABOUT COLFAX CORPORATION – Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:

Terry Ross, Vice President of Investor Relations

Colfax Corporation

301-323-9054

Terry.Ross@colfaxcorp.com